UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2018

FIRST FOUNDATION INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36461	20-8639702
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

18101 Von Karman Avenue, Suite 700 Irvine, California		92612
(Address of Principal Executive Offices)		(Zip Code)

(949) 202-4160

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On October 30, 2018, First Foundation Inc. (the “Company”) entered into the Third Amendment to Loan Agreement (the “Third Amendment”) with NexBank SSB, a Texas savings bank, which amends the Loan Agreement, dated as of February 8, 2017, as amended by the First Amendment to Loan Agreement, dated as of May 18, 2017, and the Second Amendment to Loan Agreement, dated as of April 6, 2018 (collectively the “Loan Agreement”), to revise the restricted payments provision to allow for distributions by the Company in an aggregate amount not to exceed in any trailing twelve month period fifty percent (50%) of the Company’s net income for such trailing twelve month period.  Except as modified and amended by the Third Amendment, all of the terms and provisions of the Loan Agreement remain in full force and effect.

A copy of the Third Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1.

Item 7.01	Regulation FD Disclosure

On October 30, 2018, the Company issued a press release announcing the authorization of a stock repurchase program, as described in greater detail in Item 8.01 of this Current Report on Form 8-K. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01 and in the press release attached as Exhibit 99.1 shall not be incorporated by reference into any filing with the SEC made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01	Other Events

On October 30, 2018, the Board of Directors of the Company authorized a stock repurchase program, pursuant to which the Company may repurchase up to 2,200,000 shares, or approximately 5% of the outstanding shares of the Company’s common stock.  Under the stock repurchase program, shares of common stock may be repurchased by the Company from time to time in open market transactions or in privately negotiated transactions as permitted under applicable rules and regulations.  The extent to which the Company repurchases its shares and the timing of such repurchases will depend on market conditions and other considerations as may be considered in the Company’s sole discretion. The stock repurchase program does not obligate the Company to repurchase any specific number of shares and may be modified, suspended or discontinued at any time without notice.

Item 9.01	Financial Statements and Exhibits
Exhibit No.	Description

10.1	Third Amendment to Loan Agreement, dated as of October 30, 2018, by and between First Foundation Inc. and NexBank SSB.
99.1	Press Release dated October 30, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FOUNDATION INC.

Date: October 30, 2018	By:	/s/ JOHN M. MICHEL
John M. Michel Executive Vice President & Chief Financial Officer